Exhibit 10.35

CACTUS COMMERCE, LLC,

as Landlord

AND

UNITED NATURAL FOODS, INC.,

as Tenant

_________________________

LEASE AGREEMENT

_________________________

Dated:

December 3, 2007

Premises:

22150 Goldencrest Drive

Moreno Valley, California

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(continued)
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(continued)
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LEASE

This Lease is made between Landlord and Tenant named in Article l as of the date set forth therein.  Landlord and Tenant, in consideration of the covenants and agreements contained herein, agree as follows:

ARTICLE 1

REFERENCE DATA AND DEFINITIONS

The following are definitions of terms used in this Lease, and each reference in this Lease to any of the following subjects shall be construed to incorporate the data, terms, covenants and provisions stated for that subject in this Article 1, subject to the terms of the balance of this Lease:

DATE OF EXECUTION:	December 3, 2007

LANDLORD:	CACTUS COMMERCE, LLC, a Delaware limited liability company

MANAGING AGENT:	BlackRock Realty Advisors, Inc.

LANDLORD’S AND MANAGING AGENTS ADDRESS:
CACTUS COMMERCE, LLC,
a Delaware limited liability company
BlackRock
4400 MacArthur Boulevard, Suite 700
Newport Beach, CA  92660
Attn:  Larry Mohr
With a copy to:
BlackRock
300 Campus Drive, 3rd Floor
Florham Park, NJ  07932
Attn:  Jeremy A. Litt

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Overton Moore Properties 19300 Hamilton Avenue, Suite 200 Gardena, CA 90248 Attn: Accounts Receivable

TENANT:	United Natural Foods, Inc.

STATE OF TENANT’S FORMATION/INCORPORATION:	Delaware

TENANT’S ADDRESS:	260 Lake Road Dayville, Connecticut 06241

DEMISED PREMISES:
The Building described below, as shown on Exhibit A, which is agreed for all purposes of this Lease to contain 613,174 square feet of floor area, and any and all other improvements now or hereafter constructed on the Land described below.

LAND:
The Land described on Exhibit B, it being agreed and understood that the portion of Day Street that is currently included within the legal description set forth in Exhibit B and shown within the property line on the Site Plan attached hereto as Exhibit A shall eventually be dedicated to the City and will become public property.

BUILDING:	The building located on the Land described above, having an address of 22150 Goldencrest Drive, Moreno Valley, California

PROPERTY:	The Land, the Building and all other improvements located on the Land, including, without limitation, parking areas, driveways, walkways and landscaped areas.

USE OF DEMISED PREMISES:
The storage and distribution of food products and uses incidental thereto, including some temperature control space and any other legally permitted use, subject to Landlord’s prior written consent thereof which consent shall not be unreasonably withheld (collectively, “Permitted Use”).

SCHEDULED COMMENCEMENT DATE:	July 1, 2008

EXPIRATION DATE:	July 31, 2018

TERM:	Ten (10) Years; one (1) Month.

RENEWAL TERM:	Two (2) renewal term(s) – each of Five (5) Years; Zero (0) Months

ANNUAL FIXED RENT:
Initial Term:
Months 1-12--       $2,182,899.44 per annum
Months 13-24--     $2,379,115.12 per annum
Months 25-36--     $2,438,593.00 per annum
Months 37-48--     $2,499,542.49 per annum
Months 49-60--     $2,561,963.61 per annum
Months 61-72--     $2,626,162.92 per annum
Months 73-84--     $2,691,956.49 per annum
Months 85-96--     $2,759,099.05 per annum
Months 97-108--   $2,828,142.44 per annum
Months 109-121-- $3,107,995.05 per annum

First Renewal Term:
Months 122-133-- $3,090,396.96 per annum
Months 134-145-- $3,183,108.84 per annum
Months 146-157-- $3,278,763.96 per annum
Months 158-169-- $3,376,626.60 per annum
Months 170-181-- $3,478,168.20 per annum

Second Renewal Term:
Months 182-193-- $3,679,044.00 per annum
Months 194-205-- $3,789,415.32 per annum
Months 206-217-- $3,903,465.72 per annum
Months 218-229-- $4,020,459.24 per annum
Months 230-241-- $4,141,131.96 per annum

MONTHLY FIXED RENT:
Initial Term:
Months 1-7--     $171,688.72 per month
Months 8-19--   $196,215.68 per month
Months 19-31-- $201,121.07 per month
Months 32-43-- $206,149.10 per month
Months 44-55-- $211,299.76 per month
Months 56-67-- $216,573.06 per month
Months 68-79-- $222,030.31 per month
Months 80-91-- $227,548.87 per month
Months 92-103-- $233,251.39 per month
Months 104-121-- $239,076.54 per month

First Renewal Term:
Months 122-133-- $257,533.08 per month
Months 134-145-- $265,259.07 per month
Months 146-157-- $273,230.33 per month
Months 158-169-- $281,385.55 per month
Months 170-181-- $289,847.35 per month

Second Renewal Term:
Months 182-193-- $306,587.00 per month
Months 194-205-- $315,784.61 per month
Months 206-217-- $325,288.81 per month
Months 218-229-- $335,038.27 per month
Months 230-241-- $345,094.33 per month

TENANT’S PROPORTIONATE SHARE:	100%

DEFAULT RATE:
The Prime Rate plus six percent (6%) per annum.  “Prime Rate” shall mean the highest of the prime rates as reported in the Money Rate Section of the Wall Street Journal.  If the Wall Street Journal no longer publishes the Prime Rate as an index, Landlord may substitute a comparable index including the Prime Rate or reference rate of a reputable financial institution.

SECURITY DEPOSIT AMOUNT:	None

BROKERS:	Collins Commercial Corporation for Landlord Charles Dunn Company for Tenant

ARTICLE 2

DEMISED PREMISES AND TERM

Section 2.1                                Demised Premises.  Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Demised Premises, upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease.

Section 2.2                                Term.  The Term and Tenant’s obligation to pay Rent shall commence on July 1, 2008 (the “Commencement Date”) and shall end, unless sooner terminated or extended as herein provided or pursuant to law, at the close of business on the Expiration Date set forth in Article 1 (“Expiration Date”).

Section 2.3                                Tenant’s Entry upon Demised Premises before Commencement Date.  Provided that Tenant complies at all times with the provisions and requirements of this Lease (other than the obligation to pay Fixed Rent and, except as provided for below, the obligation to pay Additional Rent (as defined in Section 3.2 hereof)), including without limitation providing Landlord with the proof of insurance required under Section 11.1(b) prior to any such entry, Tenant may enter upon the Demised Premises prior to the Commencement Date to perform its tenant improvement work therein pursuant to, and in accordance with, the terms and conditions of Exhibit D and to install trade fixtures and furnishings, to make the Demised Premises ready for the conduct of Tenant’s business and to use the Premises for the Permitted Use.  Tenant shall be obligated to pay for electricity, HVAC (as defined in Section 4.1(a)(2) hereof) and other services furnished to the Demised Premises upon Tenant’s entry pursuant to this Section 2.3 at Landlord’s stated rates therefor.  However, Landlord, subject to Landlord’s representations and warranties set forth in Section 24.4 below, does not assume responsibility for the availability of any services during the period prior to the Commencement Date.

ARTICLE 3

RENT AND SECURITY DEPOSIT

Section 3.1                                Fixed Rent.  Tenant shall pay to Landlord, without any prior demand therefor and without any deduction or set off whatsoever except as otherwise expressly set forth in this Lease, the Fixed Rent set forth in Article 1.  Fixed Rent shall be due and payable in monthly installments each equal to the Monthly Fixed Rent set forth in Article l, in advance on the first day of each and every calendar month during the Term.  Tenant shall pay to Landlord upon execution of this Lease an amount equal to the first Monthly Fixed Rent, which amount shall be held by Landlord without interest and applied to the first Monthly Fixed Rent obligation of Tenant.

Section 3.2                                Additional Rent.  Any sums or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Fixed Rent, shall be designated as “Additional Rent” and shall be payable within 10 days after Landlord gives written notice that payment is due, unless otherwise provided in this Lease.  Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Fixed Rent.  As used in this Lease, the term “Rent” shall mean the Fixed Rent and Additional Rent.

Section 3.3                                Past Due Rent.

(a)           If Tenant shall fail to pay any installment of Rent before the sixth day after such Rent is due and payable, Tenant shall pay a charge (the “Late Charge”) which shall be 2% of the amount of such unpaid installment of Rent.  The parties agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such Late Charge shall be paid to Landlord as liquidated damages for each delinquent payment.  Notwithstanding the foregoing Tenant shall not be obligated to pay the Late Charge with respect to the first late payment by Tenant during any twelve (12) month period so long as Tenant makes the applicable payment, in full, within five (5) days after written notice from Landlord to Tenant that the applicable payment is overdue.

(b)           Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the Default Rate from the date such payment is due, after the expiration of any applicable grace period, until paid.  The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease.  The parties agree that the payment of interest and the payment of Late Charges provided for in Section 3.3(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of Late Charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

Section 3.4                                Intentionally Omitted.

Section 3.5                                Rent Payments.  All Rent payments shall be made to Landlord at the address set forth in Article l, or at such other place designated by Landlord in writing, in lawful currency of the United States of America.  Rent payments applicable to partial months falling within the Term or occurring as a result of the application of the Monthly Fixed Rent payable upon Lease execution shall be prorated.

ARTICLE 4

TENANT’S SHARE OF OPERATING COSTS AND TAXES

Section 4.1                                Definitions.  As used herein:

(a)           “Operating Costs” shall, subject to (d) below, mean any and all costs, charges, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the operation, ownership, maintenance, management and repair of the Property, including, without being limited to, the following:

(1)           All normal and customary wage, salary and labor costs of all persons engaged in the operation, maintenance, management and repair of the Property (including, without being limited to, all applicable taxes, insurance and benefits); provided, however, that to the extent any such person is engaged in the operation, maintenance, management and repair of other properties the costs of any such person shall be prorated by Landlord on a reasonable basis.

(2)           Intentionally Omitted.

(3)           Costs of repairs, replacements, and general maintenance, including, without being limited to, exterior building maintenance, paving, curbs, drainage, lighting and sidewalks.

(4)           Professional fees and expenses (including, without being limited to, legal, accounting, architectural and engineering fees); provided, however, that to the extent any such fees relate to other properties such fees shall be prorated by Landlord on a reasonable basis.

(5)           All costs of making any capital improvements or repairs to the Property, amortized over the useful life of such improvements or repairs, with a return on capital at the rate of ten percent (10%) per annum, it being agreed and understood that Tenant shall be responsible only for that portion of such  amortized costs that fall within the Term of this Lease, as such may be extended.

(6)           A property management fee, it being agreed and understood that the property management fee over the Term of this Lease shall be equal to two percent (2%) of the gross rental income (i.e., the sum of (i) Fixed Rent (ii) Operating Costs, (iii) Taxes and (iv) Insurance).

(7)           All fees or other charges incurred in conjunction with involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations which benefit or affect the Property.

(b)           “Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Property, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Property address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Property is located.  Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the Term of this Lease, including but not limited to, a change in the ownership of the Property, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Landlord to Tenant pursuant to this Lease.

(c)           “Insurance” shall mean costs of all insurance, including, without being limited to, casualty, worker’s compensation, rental and liability insurance; provided, however, that to the extent any such costs relate to other properties, such costs shall be prorated by Landlord on a reasonable basis.

(d)           “Exclusions from Operating Costs.”  Notwithstanding anything to the contrary in the definition of Operating Costs set forth above, Operating Costs shall not include the following, except to the extent specifically permitted by a specific exception to the following:

(i)           Any ground lease rental;

(ii)           Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

(iii)           Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of this Lease;

(iv)           Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(v)           Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Property (except as permitted in Section 4.1(a)(5) above);

(vi)           Landlord’s general corporate overhead and general and administrative expenses;

(vii)           Costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

(viii)                      Costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof;

(ix)           Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Property, including limited liability company accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Property, costs of any disputes between Landlord and its employees (if any) engaged in Building operation or disputes of Landlord with Building management; and

(x)           “In house” legal and/or accounting fees.

Section 4.2                                Tenant’s Payment of Operating Costs, Taxes and Insurance.

(a)           For each calendar year during the Term, Tenant shall pay to Landlord, as Additional Rent, at the times and in the manner provided below, Tenant’s Proportionate Share of the sum of (1) Operating Costs for such calendar year, (2) Taxes for such calendar year, and (3) Insurance for such calendar year (collectively, “Tenant’s Expense Charge”).

(b)           At any time during the Term (but not more than two times in any calendar year), Landlord shall have the right to compute and deliver to Tenant an estimate (an “Estimate”) of Tenant’s Expense Charge for the applicable calendar year together with any reasonably required supporting documentation and Tenant shall pay to Landlord commencing with the next payment of Monthly Fixed Rent which is due at least thirty (30) days after Tenant’s receipt of the Estimate and continuously thereafter with payments of Monthly Fixed Rent until delivery of the next Estimate, monthly installments equal to one twelfth of the amount set forth in such Estimate, together with, in the case of the first such monthly payment, an amount equal to the difference between (i) the amount of such monthly installment times the number of months in such year preceding the first monthly payment, less (ii) the amount of any monthly installments in respect of the prior Estimate theretofore paid to Landlord.  The foregoing notwithstanding, if the first monthly payment pursuant to the foregoing sentence is more than twice the previously established amount under the Estimate, the first monthly payment will be capped at twice such amount and the unpaid balance shall be spread ratably over the remaining monthly payments in such year.  In the event Landlord is required under any mortgage of the Land or the Building to escrow Operating Costs and/or Taxes, Landlord may (without obligation) use the amount required to be escrowed as a basis for determining the Estimate.

(c)           Landlord shall endeavor to deliver to Tenant within 120 days after the end of each calendar year during the Term a written statement (the “Statement”) setting out in reasonable detail Tenant’s Expense Charge for such year certified to be correct by Landlord.  If the aggregate of the monthly installments actually paid by Tenant to Landlord on account of the estimated Tenant’s Expense Charge during any calendar year (the “Actual Payments”) differs from the amount of Tenant’s Expense Charge payable according to the Statement (the “Obligated Payments”), Tenant shall (1) if the Obligated Payments shall exceed the Actual Payments, pay to Landlord, within 30 days after the date of delivery of the Statement, an amount equal to such excess, or (2) if the Actual Payments shall exceed the Obligated Payments, be granted a credit against the next installments of Rent in an amount equal to such overpayment.  Each time Landlord provides Tenant with an actual and/or estimated Statement of Operating Costs, such Statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year.

(d)           Tenant shall have the right to examine Landlord’s books and records with respect to the items in a Statement during Normal Business Hours (except, however, Saturdays) at any time within one hundred eighty (180) days following the furnishing of the Statement to Tenant.  In conducting such examination, Tenant must utilize either its own full time salaried employees or an independent certified public accountant (“CPA”), which CPA shall be paid by Tenant on an hourly fee for services rendered basis, and not on a contingency fee basis.  Unless Tenant takes written exception to any item on the subject Statement within one hundred eighty (180) days after the furnishing of the Statement, such Statement shall be considered as final and accepted by Tenant.  If Tenant timely provides such written exception to Landlord, but Landlord and Tenant disagree on the accuracy of Tenant’s Expense Charge as set forth in the Statement, Tenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall immediately be referred by Landlord for prompt decision to a mutually acceptable public accountant or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant.  If Landlord and Tenant shall fail to agree on such an expert within 15 days after Tenant’s notice of disagreement (as hereinafter described), such expert shall be Ernst & Young, so long as such firm is available to do the work and is not then doing any work for either Landlord or Tenant.  If Ernst & Young is not available or is then doing work for either Landlord or Tenant, Landlord and Tenant shall agree upon another of the “Big 4” accounting firms or a regional accounting firm to serve as expert.  Any adjustment required to be made by reason of any such decision shall be made within 15 days thereof and payment shall be made or credit allowed in the manner set forth in Section 4.2(c) hereof together with interest on the amount of any such adjustment at a rate equal to the Prime Rate plus two percent (2%) per annum for the period from the time the original payment was made to the time the adjusted payment or credit is made or applied.  If the adjustment is greater than 3% and the amount of the adjustment is to be paid to Tenant, Landlord will pay the cost of the expert; otherwise Tenant will pay the cost of the expert.

(e)           Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant owned alterations and utility installations, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Demised Premises.  When possible, Tenant shall cause its Tenant owned alterations and utility installations, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.   If any of Tenant's said property shall be assessed with Landlord's real property, Tenant shall, within twenty (20) days of demand by Landlord, pay Landlord the taxes attributable to Tenant's property in accordance with the provisions of Section 10.1.  Landlord agrees that it will provide Tenant with a copy of any notice which Landlord receives with respect to any taxes payable by Tenant pursuant to this Section 4.2(e).

Section 4.3                                Refunds; Other Items.

(a)           In the event a refund of any Operating Costs or Taxes is obtained and actually paid to Landlord, Landlord shall credit an appropriate portion thereof (after deducting any unrecouped expenses in connection with obtaining such refund) to the next installment(s) of Rent.

(b)           The rendering of a Statement for any year shall not preclude Landlord from issuing a correction thereto at a later time, including a correction for items not included in the original Statement, it being agreed and understood that any such correction shall be subject to Tenant’s rights set forth in Section 4.2(d) above and further that this Section 4.3(b) shall not be applicable to any items which were resolved pursuant to the provisions of Section 4.2(d).

(c)           Attached hereto as Exhibit F is an estimate of the Operating Costs, Taxes and Insurance for calendar year 2008.  Tenant acknowledges that the attached Exhibit F is an estimate only and does not constitute a representation or warranty of any kind by Landlord that the amounts shown on Exhibit F will be the actual amount of Operating Costs, Taxes and Insurance for calendar year 2008.

ARTICLE 5

COMPLETION AND OCCUPANCY OF DEMISED PREMISES

Section 5.1                                Delivery of Demised Premises.  Landlord shall, upon the execution of this Lease, tender possession of the Demised Premises to Tenant.

Section 5.2                                Construction of Tenant Improvements.  Upon Landlord’s tender of possession of the Demised Premises to Tenant, Tenant shall, subject to Landlord’s representations and warranties set forth in Section 24.4 below, accept the Demised Premises in their then “as-is” condition and shall promptly commence the design and installation of the Tenant Improvements and shall diligently prosecute same to completion, all in accordance with the terms and conditions of the Work Letter.

ARTICLE 6

CONDUCT OF BUSINESS BY TENANT

Section 6.1                                Use of Demised Premises.  Tenant shall use the Demised Premises during the Term solely for Permitted Use specified in Article 1 and for no other purpose.

Section 6.2                                Compliance with Laws and Requirements of Public Authorities.

(a)           At all times during the Term, Tenant shall give prompt notice to Landlord of any notice Tenant receives of any violation of any law or requirement of a governmental authority affecting the Demised Premises or the Property or any regulation of the board of fire underwriters having jurisdiction over the Property (“Applicable Law”), and, at its sole cost and expense, shall comply with all Applicable Laws, including any violation, order or duty imposed upon Landlord or Tenant, arising from or relating to (1) Tenant’s use of the Demised Premises; (2) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property therein; (3) any cause or condition created by or at the insistence of Tenant; or (4) breach of any of Tenant’s obligations hereunder.

(b)           Tenant shall not do, permit or suffer any act or thing to be done which is injurious to the Property or the Demised Premises, which is immoral, a nuisance, contrary to Applicable Law or in violation of the certificate of occupancy issued for the Building or which would result in the cancellation of, or any increase in premiums for, insurance maintained by Landlord with respect to the Property or the Demised Premises.

(c)           Tenant shall not use, maintain or allow the use or maintenance of the Demised Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover Hazardous Materials (as hereinafter defined) nor shall Tenant otherwise, in any manner, possess or allow the possession of any Hazardous Materials on or about the Demised Premises; provided, however, any Hazardous Material lawfully permitted and generally recognized as necessary and appropriate for the Permitted Use specified in Article 1 may be stored and used on the Demised Premises so long as (i) such storage and use is in the ordinary course of Tenant’s business permitted under this Lease or any other Permitted Use; (ii) such storage and use is performed in compliance with all applicable laws and in compliance with the standards prevailing in the industry for the storage and use of such materials; and (iii) Tenant delivers prior written notice to Landlord of the identity of and information regarding such materials as Landlord may reasonably require.  “Hazardous Materials” shall mean any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (i) cause or significantly contribute to an increase in mortality or serious illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life, and shall include without limitation hazardous substances and materials described in the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; and any other applicable federal, state or local laws.  Tenant shall immediately notify Landlord of the presence or suspected presence of any Hazardous Materials on or about the Demised Premises and shall deliver to Landlord any notice received by Tenant relating thereto.  Landlord acknowledges that Tenant intends to provide on-site refueling and minor maintenance (e.g., oil changes) for its vehicles, and Tenant acknowledges that Tenant must obtain any and all government approvals for any such activities and that all such activities must be performed in compliance with all Applicable Laws and with any reasonable rules and regulations imposed by Landlord.

(d)           Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Demised Premises any article which may be prohibited by any then available standard forms of fire insurance policies with extended coverage.  Tenant agrees to pay to Landlord any increase in premiums for insurance maintained by Landlord with respect to the Demised Premises or the Property resulting from the use of the Demised Premises by Tenant, whether, or not Landlord has consented to such use.

(e)           Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Section 6.2.

Section 6.3                                Rules and Regulations.  Tenant and its agents, employees, contractors and invitees shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C and incorporated herein by this reference, and such reasonable changes thereto, whether by modification, elimination or addition, as Landlord may, at any time and from time to time, make in respect of the Demised Premises and/or the Property so long as any such change does not materially and unreasonably interfere with Tenant’s use of the Property for the Permitted Use (the “Rules and Regulations”).  Such changes shall be effective upon notice thereof from Landlord to Tenant.  In the case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, as originally promulgated or as changed, the provisions of this Lease shall control.  Landlord shall not be liable to Tenant for the nonperformance or violation thereof by any party.

ARTICLE 7

INTENTIONALLY OMITTED

ARTICLE 8

REPAIRS, ALTERATIONS AND MECHANICS’ LIENS

Section 8.1                                Repairs.

(a)           Landlord shall make all necessary repairs to keep the roof, exterior walls, foundation and structural frame of the Building and the parking area in good order and repair, excluding, however, all repairs which Tenant is obligated to make or pay for pursuant to this Section 8.1. Tenant shall give Landlord prompt notice of any defective condition required to be corrected by Landlord pursuant to this Section 8.1(a) and following such notice, Landlord shall use commercially reasonable efforts to initiate all repairs promptly and to remedy the condition with due diligence, subject to unavoidable delay, but at the expense of Tenant if repairs are necessitated by any act attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees; provided, however, that no liability of Landlord to Tenant shall accrue hereunder unless and until Tenant has given notice to Landlord of the specific repair to be made.  If Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to the roof of the Building), to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance pursuant to this Section 8.1(a), Landlord shall provide for such repair or maintenance within a reasonable period of time, given the circumstances after the receipt of such notice but in any event not later than thirty (30) days after receipt of such notice.  Tenant waives any rights and benefits of Section 1 of Section 1982 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

(b)           Tenant, at its sole cost and expense, shall take good care of the Demised Premises, including all landscaping, all Building equipment and HVAC and other systems (including without limitation any fire/life safety, plumbing, heating system or electrical lines located in, servicing or passing through the Demised Premises) located therein and serving the Demised Premises and plate glass, floors, windows and doors, and Tenant’s property and fixtures.  Tenant, at its expense, shall obtain a preventative maintenance contract on the HVAC system, the form and contractor under which shall be subject to Landlord’s reasonable approval.  Tenant shall provide Landlord with an executed copy of the preventative maintenance contract no later than ninety (90) days after the Commencement Date.  The preventative maintenance contract shall provide for the inspection and maintenance of the HVAC system on not less than a semi-annual basis.  In addition Tenant shall be responsible for the maintenance and testing, as required by applicable codes, of all fire/life safety equipment (including the pump, fire sprinklers and fire hydrants).  Tenant shall provide Landlord with monthly reports of all such testing of the fire/life safety systems.  All repairs made by or on behalf of Tenant shall be made and performed in accordance with the provisions of Section 8.2 and shall be at least equal in quality and design to the original construction of the Demised Premises and the Building.  If Tenant fails to proceed with due diligence to make repairs required to be made by Tenant, and such failure shall continue for 10 days after notice from Landlord, the same may be made by Landlord at the expense of Tenant and the amount so incurred by Landlord shall be paid to Landlord by Tenant immediately upon submission of a bill or statement therefor by Landlord.

Section 8.2                                Alterations.  Tenant is granted the right, subject to Landlord’s prior written consent which shall not be unreasonably withheld, to make alterations, additions or improvements (collectively, “Alterations”) in or to the Demised Premises, as long as (a) Tenant pays for the entire cost of such Alterations, (b) Tenant agrees to remove said Alterations upon the expiration or termination of the Lease if requested by Landlord at the time the Alterations are approved by Landlord, and (c) such Alterations will not (i) adversely affect the structure of the Building, (ii) adversely affect the systems of the Building, (iii) affect the exterior appearance of the Building, and (iv) be in violation of any applicable law, code or ordinance ((i), (ii), (iii) and (iv) individually and collectively hereinafter referred to as a “Design Problem”).  Any time Tenant proposes to make any Alterations, Tenant shall provide Landlord with at least ten (10) business days’ prior written notice of the proposed Alterations, together with the plans and specifications therefor, and Landlord shall grant its approval or disapproval (which may be given only if a Design Problem exists) within such ten (10) business day period.  Notwithstanding the foregoing, Tenant may make Alterations which do not involve a Design Problem and do not cost in excess of $50,000.00 without any obligation to obtain Landlord’s approval but subject to the other terms and conditions of this Section 8.2 Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry, and to cause Tenant’s contractors and sub contractors to carry such workmen’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require.  Upon completion of any Alterations, Tenant shall deliver to Landlord one set of “as built” plans and specifications therefor.  All fixtures and all paneling, partitions, railing and like Alterations, installed in the Demised Premises, either by Tenant or by Landlord on Tenant’s behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises upon the expiration or earlier termination of the Lease, unless Landlord, by notice to Tenant given at the time Tenant requests Landlord’s consent to the applicable Alteration, elects to have them removed by Tenant, in which event, the same shall be removed from the Demised Premises by Tenant.  Landlord hereby acknowledges that upon the expiration or earlier termination of this Lease Tenant shall not be required to remove any of the initial tenant improvements or any of the equipment or trade fixtures which are to be installed by Tenant as part of Tenant’s initial tenant improvement work in the Building and which are specifically listed on Exhibit E attached hereto.  Other than as listed on Exhibit E Landlord may, at Landlord’s option, require Tenant to remove any of Tenant’s initial tenant improvements or any of its equipment or trade fixtures initially installed in the Building.  Nothing in this section shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable furniture and equipment, but upon removal of any such equipment and fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord pursuant to this Section 8.2, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Demised Premises or the Property due to such removal.  All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Demised Premises for 10 days after Tenant vacates the Demised Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Demised Premises by Landlord at Tenant’s expense.  Except as otherwise expressly set forth in this Section 8.2 with respect to Tenant’s restoration obligations with respect thereto, the design and construction of the initial tenant improvements in the Demised Premises by Tenant shall be governed by the provisions of the Work Letter Agreement attached hereto as Exhibit D.

Section 8.3                                Mechanics’ Liens.  Tenant shall (a)  pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Demised Premises; (b) keep the title to the Property and every part thereof free and clear of any lien or encumbrance in respect of such work; and (c) indemnify and hold harmless Landlord against any claim, loss, cost, demand

(including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work.  Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which Tenant has or reasonably should have knowledge and which affects the title to the Property or any part thereof, and shall cause the same to be removed within 15 days (or such additional time as Landlord may consent to in writing).  If Tenant shall fail to remove same within said time period, Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord and such amount shall bear interest at the Default Rate.  Nothing contained in this Section 8.3 or elsewhere in this Lease shall be deemed or construed in any way as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of a materialmen’s, mechanics’ or other lien against the Demised Premises or any other portion of the Property.

ARTICLE 9

UTILITIES AND BUILDING SERVICES

Section 9.1                                Utilities and Building Services.  Tenant shall obtain in its own name and shall pay directly to the appropriate supplier the cost of all utilities and services serving the Demised Premises and the Property, including but not limited to: natural gas, heat, light, electrical power, telephone, janitorial service, refusal disposal and other utilities and services.

Section 9.2                                Interruption of Services.  Landlord does not covenant that utility or other Building services will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies or any other cause beyond the reasonable control of Landlord.  No such interruption of service shall be deemed a constructive eviction or disturbance of Tenant’s use and possession of the Demised Premises or any part thereof, or otherwise render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or otherwise relieve Tenant from performance of Tenant’s obligations under this Lease except as otherwise expressly set forth in Article 26 below.  Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of such services except as otherwise expressly set forth in Article 26 below.

ARTICLE 10

PROPERTY AND OTHER TAXES

Section 10.1                                Tenant’s Property.  In addition to the Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord whether or not now customary or within the contemplation of the parties hereto, levied, assessed or imposed:  (1) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; (2) upon the measured value of Tenant’s personal property owned, installed, used or located in the Demised Premises, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (3) upon the leasehold interest or any right of occupancy of Tenant in the Demised Premises; or (4) upon this transaction.  Any reimbursement referred to above shall be collectible by Landlord as Additional Rent hereunder.

ARTICLE 11

INSURANCE AND INDEMNITY

Section 11.1                                Insurance.

(a)           Landlord’s Insurance.  At all times Landlord shall keep in full force and effect a policy of property damage insurance with respect to the Building (i.e., the shell and core of the Building).

(b)           Tenant’s Insurance.  At all times Tenant shall keep in full force and effect a policy of comprehensive public liability with respect to the Demised Premises and property damage insurance with respect to all of Tenant’s tenant improvements, alterations, equipment, trade fixtures and personal property, in such limits as may be reasonably required from time to time by Landlord.  The limits of public liability insurance on the Commencement Date shall be not less than $3,000,000 for death or injury to any number of persons or for property damage, for each occurrence.  Such limits may be provided through a combination of primary and excess policies.  In no event shall the limits of any coverage maintained by Tenant pursuant to this Section 11.1 be considered as limiting Tenant’s liability under this Lease.  These policies shall name Landlord, any person, firms or corporations (including, without being limited to, any mortgagee or lessor of Landlord) reasonably designated by Landlord and Tenant as insureds, shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 11.2 hereof and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord 30 days prior written notice.  The insurance shall be written by an insurance company, licensed and qualified to do business in the State in which the Property is located, which is reasonably acceptable to Landlord.  An original copy of the policy or a certificate of insurance shall be delivered to Landlord upon the execution and delivery of this Lease and replacement certificates shall be delivered not less than ten (10) days prior to the expiration of any then existing coverage.  The insurance which Tenant is required to maintain in force and effect under this Section 11.1 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance.  Certificates of insurance evidencing the liability insurance coverage required under this Section 11.1 shall contain an endorsement to such effect.  In addition, at all times during the Term hereof, Tenant shall procure and maintain Worker’s Compensation Insurance in accordance with the laws of the State in which the Property is located.

Section 11.2                                Indemnity and Non Liability.

(a)           Neither Landlord nor Landlord’s agents (including, without being limited, to the Managing Agent), employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or

Tenant’s agents, employees, contractors, invitees or licensees or any other occupant of the Demised Premises, and Tenant shall save Landlord, its successors and assigns and their respective agents, employees, contractors, officers, trustees, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person, irrespective of the cause of such injury, damage or loss unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents or employees.  However, even if such loss or damage is caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith.  Likewise, even if any loss or damage is caused by the gross negligence or willful misconduct of Tenant, its agents or employees, Landlord waives, to the full extent permitted by law, any claim for consequential damages in connection therewith.

(b)           Neither any (1) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Property or the Building, the Building equipment and systems, or the Demised Premises, (2) failure of Landlord or others to make any such repairs or improvements, (3) damage to the Property or the Building, the Building equipment and systems, the Demised Premises or Tenant’s property, (4) injury to any persons, caused by other persons in the Building, or by operations in the construction of any private, public, or quasi public work, or by any other cause, (5) latent defect in the Building, the Building equipment and systems, or the Demised Premises, nor (6) inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (1) through (5) shall impose any liability on Landlord to Tenant, other than, subject to Section 24.10 hereof, such liability as may be imposed upon Landlord by law for Landlord’s gross negligence or the gross negligence of Landlord’s agents or employees in the operation or maintenance of the Building, the Building equipment and systems or the Common Areas or for the breach by Landlord of any express covenant of this Lease on Landlord’s part to be performed or as expressly set forth in Section 26.1.

(c)           Tenant hereby indemnifies and holds harmless Landlord and Landlord’s agents, employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) from any loss, cost, liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or arising from (1) any default by Tenant in the performance of any of the terms of this Lease on Tenant’s part to be performed, or (2) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant, or (3) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant or any such person, or (4) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Demised Premises except to the extent of Landlord’s gross negligence or willful misconduct.  Tenant’s obligations under this Section 11.2 shall survive the expiration or earlier termination of this Lease.

(d)           Tenant shall pay to Landlord as Additional Rent, within 30 days after submission by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section 11.2; provided, however that if a court or an arbitration makes a final judgment that the damages were caused solely by Landlord’s gross negligence or willful misconduct then Landlord shall reimburse Tenant for all of Tenant’s reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred in defending Landlord together with interest thereon at a rate equal to the Prime Rate plus two percent (2%).

Section 11.3                                Waiver of Subrogation.  Landlord and Tenant shall each endeavor to procure an appropriate clause in, or endorsement to, each of its policies for fire and extended coverage insurance, pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against the other party, which, in the case of Tenant, shall be deemed to include any subtenant in the Demised Premises, and having obtained such clause or endorsement of waiver of subrogation or consent to a waiver of the right of recovery, such party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others covered by such fire or extended coverage insurance; provided, however, that the release, discharge and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause or endorsement, or the clause or endorsement consenting to a waiver of right of recovery, and shall be co extensive therewith.  If either party hereto shall not be able to obtain such clause or endorsement on a particular policy or if the inclusion of such clause or endorsement would result in an increase in premium, then that party shall so notify the other party hereto at least 15 days prior to the date the policy is to take effect.  The other party shall be obligated to pay the amount of any increase in premium resulting from the inclusion of such clause or endorsement, unless such other party notifies the party obtaining the insurance, within twenty (20) days following notice of the amount of such increase, that such other party declines to pay such increase, in which event the party obtaining the insurance may omit such clause or endorsement.  If a party shall fail to give notice either of inability to obtain such clause or endorsement or notice of an increase in premium, then that party shall be deemed to have waived its right of recovery from the other party with respect to any loss or damage insured against by the policy with respect to which notice was not given as provided above.

ARTICLE 12

DAMAGE BY CASUALTY

Section 12.1                                Notice.  Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

Section 12.2                                Restoration of Improvements.

(a)           In the event the Building is damaged by fire or other casualty, Landlord shall, unless this Lease is terminated as hereinafter provided, proceed with reasonable diligence and at its sole cost and expense to repair the shell and core of the Building, but only to the extent of the insurance proceeds that are available to Landlord or that would have been available if Landlord had carried the insurance required under this Lease.  Tenant shall promptly, at its sole cost and expense, remove such of its furniture and other belongings from the Building as Landlord shall require in order to repair and restore the shell and core of the Building.  Until any such repairs to the Building are completed, the Fixed Rent shall be abated in proportion to the part of the Building, if any, that is unusable by Tenant in the conduct of its business.  If the fire or other casualty is due to the negligence or misconduct of Tenant, its agents, employees, contractors or invitees, there shall be no abatement of Fixed Rent, and Tenant shall be liable to Landlord for the amount by which the cost of such repairs exceeds the insurance proceeds received by Landlord.

(b)           If the shell and core of the Building shall be destroyed or damaged by a casualty not sufficiently, in Landlord’s sole judgment, covered by insurance or, even if covered by insurance, which, in Landlord’s sole judgment, cannot be restored to tenantable condition within 180 days after the casualty, then Landlord may elect to proceed to rebuild and repair the shell and core of the Building or to terminate this Lease, effective upon giving notice of such election to Tenant within 30 days after the occurrence of such casualty.  Landlord’s obligation to rebuild and repair under this Section 12.2 shall in any event be limited to restoring the shell and core of the Building to substantially the condition in which it existed prior to the casualty (in no event shall Landlord be required to repair any of Tenant’s leasehold improvements, fixtures, equipment, furniture, furnishings and personal property) and then only to the extent that insurance proceeds shall be sufficient to pay for such restoration.  Tenant agrees that, promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its fixtures, equipment and other installations.

(c)           If the Demised Premises shall be destroyed or damaged by a casualty such that, in Landlord’s reasonable judgment, the Demised Premises cannot be restored (including Tenant’s tenant improvements and trade fixtures) to a tenantable condition for the operation of Tenant’s business therein within 270 days after the casualty, and Landlord has not elected to terminate this Lease pursuant to Section 12(b) above, then Tenant may elect to terminate this Lease, effective upon giving notice of such election to Landlord within 30 days after the occurrence of such casualty.  In the event of any such termination by Tenant pursuant to this Section 12.2(c) Tenant shall provide Landlord with the proceeds of any insurance carried by Tenant (or required to be carried by Tenant under this Lease) with respect to the Tenant Improvements and any Alterations and any coverage for the removal of debris.

(d)           Tenant shall have no right to terminate this Lease in the event of the damage or destruction of the Demised Premises other than as set forth in this Section 12.2 and hereby waives the provisions of any Applicable Law granting Tenant such right, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code.

Section 12.3                                Damage During Last Year of Lease Term.  Without limiting Landlord’s or Tenant’s rights under Section 12.2, in the event the Building or Demised Premises shall, in Landlord’s reasonable judgment, be substantially damaged during the last year of the term of this Lease, either party may elect to terminate this Lease effective upon giving notice of such election, in writing, to the other party within thirty (30) days after the happening of the fire or other casualty.   For purposes of this Section 12.3 “substantially damaged” shall mean that, in Landlord’s reasonable judgment, the Demised Premises cannot be restored to tenantable condition within 60 days after the casualty.

ARTICLE 13

EMINENT DOMAIN

Section 13.1                                Taking of Demised Premises.  If during the Term all of the Demised Premises shall be taken for any public or quasi public use under any statute or by right of eminent domain, or sale in lieu of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Demised Premises (hereinafter called the “Date of Taking”).  If so much of the Demised Premises (but less than all) is taken as shall render the Demised Premises untenantable in Landlord’s reasonable judgment, Tenant and Landlord shall each have the right to terminate this Lease by giving written notice to the other party of termination within 30 days after the Date of Taking.

Section 13.2                                Partial or Temporary Taking of Building.

(a)           If during the Term, the Building, or any portion thereof, is taken or sold as set out in Section 13.1, then (1) if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary as a result thereof; (2) if one quarter or more of the value, in Landlord’s sole judgment, of the  Building is included in such taking or sale; or (3) if such portion of the parking area and access areas shall be taken as, in Landlord’s sole judgment, to materially interfere or prevent access to the Building or reduce the value of the Land and the Building by more than one quarter; then, either party shall have the right to terminate this Lease by giving the other party at least 30 days’ written notice thereof.

(b)           If during the Term the Building or the parking area and access areas, or any portion thereof, shall be taken as set out in Section 13.1 for a period of less than one (1) year, this Lease shall remain in full force and effect subject to Section 13.4 hereof.  If such a taking shall be for a period of one (1) year or more, then the provisions of Section 13.1 and Section 13.2(a), as the case may be, shall be applicable.

(c)           If either party exercises its rights of termination under Section 13.1 or 13.2 (and any such right must be exercised within 30 days after the Date of Taking, failing which such right shall be deemed waived), this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than 60 days after the Date of Taking.

Section 13.3                                Surrender.  On the date of any termination under Section 13.1 or 13.2, Tenant shall immediately surrender to Landlord the Demised Premises and all interests therein under this Lease and Tenant shall pay Landlord Rent through the date of termination (or through the Date of Taking if such date shall not be the same as the date of termination).  Landlord may re enter and take possession of the Demised Premises and remove Tenant therefrom.

Section 13.4                                Rent Adjustment for Partial Taking of Demised Premises.  If any portion of the Demised Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term shall expire (or, in respect of a taking pursuant to Section 13.2(b) hereof, have no force and effect for the period of such temporary taking) with respect to the portion so taken on (or from) the Date of Taking.  In such event, the Rent thereafter payable under this Lease shall be adjusted pro rata by Landlord in order to account for the resulting reduction (either temporarily or permanently) in the number of rentable square feet in the Demised Premises.

Section 13.5                                Awards.  Upon any taking or sale described in this Article 13, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord or anyone else for the value of its property or its leasehold estate under this Lease, or for the costs or removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase.  Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account a separate award from the condemning authority attributable to the taking or purchase of Tenant’s trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business provided that Landlord’s award is not diminished thereby.  If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

Section 13.6                                Sole Remedy.  The rights contained in this Article 13 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation.  Each party waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

ARTICLE 14

RIGHTS RESERVED TO LANDLORD

Section 14.1                                Access to Demised Premises.  Landlord and Landlord’s agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation thereof or of the Building.  At other reasonable times, and upon reasonable notice, Landlord may enter the Demised Premises (1) to examine and make such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to the Demised Premises or to any other portion of the Building, (2) for the purpose of complying with laws, regulations and other requirements of governmental authorities or the provisions of this Lease, (3) for the purpose of posting notices of nonresponsibility, or (4) for the purposes of showing the same to prospective purchasers or mortgagees of the Building, and during the last 12 months of the Term for the purpose of showing the same to prospective tenants.  Tenant shall, so long as Landlord uses commercially reasonable efforts so as not to unreasonably disrupt Tenant’s business operations in the Demised Premises permit Landlord to use and maintain and replace unexposed pipes and conduits in and through the Demised Premises and to erect new unexposed pipes and conduits therein.  Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises and close or temporarily suspend operation of areas of the Demised Premises without such interference constituting an eviction, but subject to the provisions of Section 26.1.  Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods.  During such periods Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Demised Premises.  If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or otherwise, provided reasonable care is exercised to safeguard Tenant’s property.  Such entry shall not render Landlord or its agents liable therefor, nor in such event shall the obligations of Tenant hereunder be affected.

Section 14.2                                Additional Rights.  Landlord shall have the following additional rights exercisable without notice (except as provided below) and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoffs, or abatement of Rent:

(a)           To change the name, number or designation by which the Building may be known; and

(b)           To perform any act, obligation or other commitment required of or by Tenant which Tenant has failed to perform for any reason whatsoever (including, without being limited to, obtaining insurance coverage) where such failure has continued for thirty (30) days after written notice from Landlord (except in the case of an emergency where no such notice shall be required except what may be reasonable given the circumstances), and to charge Tenant as Additional Rent all reasonable costs and expenses incurred by Landlord for such performance, together with interest thereon at the Default Rate from the dates of Landlord’s expenditures until paid.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

Section 15.1                                Consent Required.

(a)           Tenant shall not, voluntarily or involuntarily, by operation of law or otherwise:  (i) assign, mortgage, pledge, encumber or in any manner transfer this Lease in whole or in part, or (ii) sublet all or any part of the Demised Premises, or allow any other person to occupy all or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and any attempt to do any of such acts without such consent shall be null and void and of no effect.  Along with Tenant’s request, Tenant shall pay Landlord Five Hundred and No/100 Dollars ($500.00)

to cover Landlord’s expenses in reviewing said request.  The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting.

(b)           In the event Tenant desires to assign this Lease or sublet all or a portion of the Demised Premises, Tenant shall submit to Landlord:  (a) the proposed sublease or assignment, which is not to commence prior to thirty (30) days from the date the submission to Landlord occurs, and (b) sufficient information to permit Landlord to determine the acceptability, financial responsibility, and character of subtenant or assignee.

(c)           Within thirty (30) days after receipt of the materials and information set forth in Section 15.1(b), Landlord shall respond by, either: (i) granting or refusing its consent to the proposed sublease or assignment, as provided in Section 15.1(d); (ii) as to an assignment or a sublease of all or substantially all of the Demised Premises for all or substantially all of the remaining Term of this Lease terminating this Lease on the date the assignment or sublease was to commence; or (iii) as to a sublease other than as described in (ii) above and other than any subleases entered into during the first two (2) years of the Term of this Lease, up to an aggregate of 200,000 square feet of floor area, terminating this Lease for only the portion of the Demised Premises to be subleased (the “Subject Premises”) as of the date on which the sublease was to commence and only for the proposed term of the sublease.  Tenant shall remain liable for all payments due under this Lease through the date of termination even though such amounts may be billed subsequent to termination.

(d)           If Landlord does not terminate this Lease in the case of a proposed assignment or terminate the Lease as to the Subject Premises pursuant to Section 15.1(c), Landlord shall not unreasonably withhold its consent to the proposed sublease or assignment.  Such consent shall be deemed to be reasonably withheld if: (i) in the judgment of Landlord the  subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building; (ii) in the judgment of Landlord the purposes for which the subtenant or assignee intends to use the Demised Premises or Subject Premises, as the case may be, are not in keeping with the standards of Landlord for the Building or the terms of this Lease, or are in violation of the terms of any other lease in the Building; (iii) Tenant is in default under this Lease; (iv) the Subject Premises or the remaining balance of the Demised Premises, if any, is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes; (v) the proposed subtenant or assignee is either a governmental unit (or subdivision or agency thereof) or negotiating for space in the Building; (vi) the assignee or sublessee is not, in the sole judgment of Landlord, solvent or does not have unencumbered assets of a value at least equal to twice the projected costs of the obligations to be assumed for the unexpired term of this Lease; (vii) in the judgment of Landlord such a sublease or assignment would violate any term, condition, covenant, or agreement of the Landlord involving the Building; (viii) the proposed use or occupancy of the Demised Premises or Subject Premises, as the case may be, by the assignee or sublessee would either violate any applicable law, statute, ordinance, code or regulation or would impose any obligation upon Landlord to comply with any of the foregoing or increase Landlord’s obligation to comply with any of the foregoing (including, without limitation, the restriction on office use with respect to the westerly one-fifth (1/5th) of the Property as set forth in March Air Reserve Base and Inland Cargo Port Operations (APZ-2); or (ix) any such proposed sublease or assignment would cause a breach of the ERISA representations set forth in Section 24.14 below.  Notwithstanding anything to the contrary contained in this Lease, Tenant’s sole right and remedy in any dispute as to whether Landlord’s consent to a proposed sublease or proposed assignment has been unreasonably withheld shall be an action for declaratory judgment or specific performance and Tenant shall not be entitled to any damages if Landlord is adjudged to have unreasonably withheld such consent.

(e)           If Landlord grants consent to any assignment or sublease hereunder, it shall be upon and subject to the following terms: (i) the terms and conditions of this Lease shall in no way be deemed modified, abrogated or amended; (ii) Tenant shall pay Landlord a reasonable fee determined by Landlord for each sublease or assignment submitted; and (iii) the consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees.  In addition to the foregoing conditions, if Tenant shall assign this Lease, the assignee shall expressly assume all obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord by Tenant not later than fifteen (15) days prior to the effective date of the assignment; if Tenant shall sublease any portion or all of the Demised Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord’s option and written request, in the event this Lease terminates before the expiration of the sublease.  Tenant shall not be released from any obligations or liabilities under this Lease as a result of any assignment of this Lease or sublet of all or any portion of the Demised Premises.

(f)           If Tenant shall assign this Lease or sublet all or any portion of the dry storage area of the Demised Premises pursuant to the terms of this Article 15, then Tenant shall pay Landlord as additional Rent,

A.
With respect to the First Year of the term of any such sublease all of the excess payments or other economic consideration whether denominated as rent or otherwise (together with escalations) payable to Tenant under the sublease or assignment which might be in excess of the sum of (i) the Fixed Rent plus Additional Rent payable to Landlord under this Lease (or, if only a portion of the Demised Premises is being sublet, the excess payments or other economic consideration allocable on a rentable square footage basis to the space sublet) plus (ii) any out-of-pocket costs incurred by Tenant in connection with the sublease or assignment amortized over the term of the sublease or the assignment; and

B.	With respect to the balance of the term of any such sublease, fifty percent (50%) of any such excess.

In computing the amount to be paid to Landlord pursuant to this Section 15(f) the total excess payable to Tenant pursuant to any such sublease shall be amortized over the term of the sublease.

ARTICLE 16

BANKRUPTCY

Section 16.1                                Bankruptcy.  If at any time after the execution and delivery of this Lease, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease, (a) if such event shall occur prior to the Commencement Date, shall ipso facto be cancelled and terminated, or (b) if such event shall occur on or after the Commencement Date, at the option of Landlord to be exercised within 60 days after notice of the happening of any one or more of such events, may be cancelled and terminated, and in any such event of termination neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies granted by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant.

Section 16.2                                Measure of Damages.  In the event of the termination of this Lease pursuant to Section 16.1 above, Landlord shall be entitled to the same rights and remedies as set forth in Article 17.

ARTICLE 17

DEFAULT

Section 17.1                                Events of Default.  Each of the following events shall be deemed to be an Event of Default by Tenant under this Lease:

(a)           whenever Tenant shall have failed to pay any installment of Rent, or any portion thereof when the same shall be due and payable, and Tenant shall have failed to pay same for a period of five (5) days after the due date of such payment; or

(b)           whenever Tenant shall have failed to comply with, shall have violated or shall be in default in the performance of any other provision of this Lease and Tenant shall have failed to cure such default (except a default under Section 17.1(e)) within 30 days after notice from Landlord of such noncompliance, violation or default (in the case of a default which cannot with due diligence be cured within a period of 30 days, Tenant shall have such additional time, but in no event to exceed 90 days in the aggregate, to cure same as may reasonably be necessary, provided Tenant commences curing such default within the 30 day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after delivery of said notice); or

(c)           whenever Tenant shall vacate or abandon the Demised Premises and leave same vacated or abandoned for a period of 15 days; or

(d)           whenever Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises and/or the Building and such lien is not removed within 30 days; or

(e)           whenever any warranty, representation or statement made or furnished by Tenant to Landlord at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been false or misleading in any material respect when made or furnished.

Section 17.2                                Remedies.  In the event of an Event of Default, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default:

(a)           Terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Demised Premises, expenses of reletting, including necessary renovation and alteration of the Demised Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Demised Premises are located at the time of award plus one percent (1%). Efforts by Landlord to mitigate damages caused by Tenant's Breach of this Lease shall not waive Landlord's right to recover damages under this Article 17.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Section 17.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainer statute shall also constitute the notice required by Section 17.1.  In such case, the applicable grace period required by Section 17.1 and the unlawful detainer statute shall run concurrently and the failure of Tenant to cure the Event of Default within the greater of two such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(b)           Continue the Lease and Tenant's right to possession and recover the Rent as it becomes due, in which event Tenant may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet and/or the appointment of a receiver to protect the Landlord’s interests, shall not constitute a termination of the Tenant’s right to possession.

(c)           Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Demised Premises are located.  The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Demised Premises.

Section 17.3                                Waiver of Jury Trial.  To the fullest extent permitted by the applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or the interpretation thereof, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

ARTICLE 18

SURRENDER

Section 18.1                                Possession.  Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender possession of the Demised Premises in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage (other than that which Tenant is obligated to repair) excepted.  Upon such surrender, all right, title and interest of Tenant in the Demised Premises shall cease.

Section 18.2                                Merger.  The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord’s option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies.  Landlord’s option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Demised Premises or any part thereof.

ARTICLE 19

HOLDING OVER

Section 19.1                                Holding Over.  If Tenant retains possession of the Demised Premises or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay as Rent a sum equal to two times the amount, including Fixed Rent and Additional Rent hereunder, payable for the month preceding such holding over computed on a daily basis for each day that Tenant remains in possession.  Tenant shall also be liable for and shall pay to Landlord, all damages, consequential as well as direct, sustained by reason of Tenant’s holding over.  In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this Lease for one (1) year for the fair market rental value of the Premises as reasonably determined by Landlord but in no event less than the Rent payable immediately prior to such holding over.  The provisions of this section do not waive Landlord’s right of re entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

ARTICLE 20

REMEDIES CUMULATIVE

Section 20.1                                No Waiver.  No waiver by Landlord or Tenant of a breach of any covenants, agreements, obligations or conditions of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof.  No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease or the commencement of any suit or final judgment of possession of the Demised Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit.  The rights and remedies hereby created are cumulative, and the use of one remedy shall not be construed to exclude or waive the right to the use of another, or exclude any other right or remedy allowed by law.

ARTICLE 21

ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT

Section 21.1                                Estoppel Certificate.  Tenant shall at any time upon the request of Landlord, execute and deliver in recordable form and in substance reasonably satisfactory to Landlord, an estoppel certificate certifying:  the date Tenant accepted occupancy of the Demised Premises; the date to which Rent has been paid; the amount of any Security Deposit; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same) and that there are no defenses or offsets thereto or defaults of Landlord under this Lease (or if any be claimed, describing the same); and such other matters as Landlord may reasonably request; provided, however, that in no event may any such requested matter modify or amend any provision of this Lease.  Tenant’s failure to deliver such certificate within ten (10) days of the demand therefor shall be a default hereunder.

Section 21.2                                Subordination.  This Lease is and shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter affect the Land, Building and/or any ground or underlying leases thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  The provisions of this section shall be automatic and shall not require any further action.  In confirmation of such subordination, Tenant will execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating this lease to such lease, mortgage or deed of trust.  Landlord is hereby irrevocably appointed and authorized as agent and attorney in fact of Tenant to execute and deliver all such subordination instruments in the event Tenant fails to execute and deliver said instruments within five (5) days after notice from Landlord requesting the execution thereof.

Section 21.3                                Attornment.  Tenant agrees that, at the option of the landlord under any ground lease now or hereafter affecting the real property of which Demised Premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by said landlord, enter into a new lease with said landlord (or a successor ground lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.

Section 21.4                                Mortgages.  Tenant covenants and agrees that, if by reason of default under any mortgage or deed of trust which may now or hereafter affect the Land and/or the Building, the mortgagee thereunder enters into and becomes possessed of the said mortgaged property either through possession or foreclosure action or proceeding, or in the event of the sale of the said mortgaged property as a result of any action or proceeding to foreclosure the said mortgage, Tenant will attorn to the mortgagee or such then owner as its landlord under this Lease.  Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the mortgagee or the then owner of the said mortgaged property of which the Demised Premises forms a part any instrument which may be necessary or appropriate to evidence such attornment.  Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any proceeding is brought by the mortgagee under any such mortgage to terminate the same, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding.

ARTICLE 22

QUIET ENJOYMENT

Section 22.1                                Quiet Enjoyment.  Landlord covenants and agrees with Tenant that upon payment by Tenant of the Rent hereunder and upon the observance and performance of all of the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free of all claims from Landlord and those claiming by, through or under Landlord, but subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 23

NOTICES

Section 23.1                                Notices.  Whenever any notice or consent is required or permitted hereunder, such notice or consent shall be in writing.  Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (a) upon receipt or refusal of receipt when sent by recognized overnight courier or (b) upon receipt or refusal of receipt when deposited in the United States Mail, postage prepaid, Registered or Certified Mail, Return Receipt Requested, addressed to the parties hereto at the addresses set forth in Article l, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.

ARTICLE 24

MISCELLANEOUS PROVISIONS

Section 24.1                                Time.  Time is and shall be of the essence of this Lease and all its provisions.

Section 24.2                                Applicable Law and Construction.

(a)           This Lease shall be governed by and construed under the laws of the State in which the Property is located.

(b)           The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though fully expressed.  If there is more than one person or entity who or which are Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.  The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing herein shall be construed as creating any joint venture or partnership.  The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

Section 24.3                                Parties Bound.  It is agreed that this Lease, and each and all the covenants and obligations hereof, shall be binding upon and inure to the benefit of, as the case may be, the parties hereto, their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions herein contained with respect to assignment or other transfer of Tenant’s interest herein.

Section 24.4                                Representations by Landlord.  Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Property or the Building, the Demised Premises, permissible uses of Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth below, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition, and agrees to accept the same “as is” subject to completion of Landlord’s Work, if any, and further subject to Landlord’s representations and warranties set forth below.  All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Demised Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.

Landlord hereby warrants and represents to Tenant, for the express benefit of Tenant, as follows:

(a)           Landlord has good, indefeasible, and marketable fee simple title to the Demised Premises and the Property, full right and authority to make and execute this Lease and, to Landlord’s current actual knowledge, as of the Date of Execution, the Demised Premises are free and clear of and from any liens, restrictions, leases or other encumbrances which would materially and adversely restrict or prevent Tenant’s use of the Demised Premises for the Permitted Use; and

(b)           To Landlord’s actual knowledge, based on the Phase I Environmental Report prepared by Golder Associates for Alere Property Group, LLC and dated July 2004 (a copy of which has been provided to Tenant), the Demised Premises and the Property are in full compliance with all environmental laws;

(c)           The structural elements of the Building, the roof and any of the systems currently installed in the Building are in good condition; and

(d)           There is access to Day Street from the Property.

Section 24.5                                Brokers.  Tenant warrants that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Lease other than the brokers identified in Article 1.  Tenant agrees to indemnify and hold harmless Landlord from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the brokers identified in Article 1) with respect to this Lease on account of Tenant’s acts.

Section 24.6                                Severability.  The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

Section 24.7                                Force Majeure.  In the event Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of Landlord, in performing work or doing acts required under the terms of this Lease, then performance of such act shall be extended for a period equivalent to the period of such delay.

Section 24.8                                Definition of Landlord.  As used in this Lease, the term “Landlord” shall mean only the owner, or the mortgagee in possession, for the time being, of the Building and the Land or the owner of a lease of the Building or of the Land and the Building, so that in the event of any sale of the Building or of the Land and the Building or of said Lease, or in the event of a lease of the Building or of the Land and the Building, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter to be performed or observed, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such purchaser or lessee, that such purchaser or lessee has assumed and agreed to performed and observe any and all covenants and  obligations of Landlord hereunder.

Section 24.9                                No Option.  The submission of this Lease for examination or execution does not constitute a reservation of or option for the Demised Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

Section 24.10                                Exculpatory Clause.  All separate and personal liability of Landlord or any trustee, director, officer, partner or principal (disclosed or undisclosed) thereof of every kind or nature, if any, is waived by Tenant, and by every person now or hereafter claiming by, through or under Tenant; and Tenant shall look solely to Landlord’s estate in the Property for the payment of any claim against Landlord.

Section 24.11                                No Recording.  Tenant shall not record this Lease, or any portion or any reference hereto.  In the event Tenant records this Lease, or permits or causes this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at Landlord’s option or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease.

Section 24.12                                Counterparts.  The parties may execute this Lease in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Lease in the presence of the other parties to this Lease.  This Lease is effective upon delivery of one executed counterpart from each party to the other parties.  In proving this Lease, a party must produce or account only for the executed counterpart of the party to be charged.  Any party delivering an executed counterpart of this Lease by facsimile shall also deliver a manually executed counterpart of this Lease, but the failure to do so does not affect the validity, enforceability, or binding effect of this Lease.

Section 24.13                                Financial Statements.  Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease.  Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building.  Notwithstanding the foregoing, so long as Tenant is a publicly traded company and its financial statements are available online, Tenant shall not be required to comply with the foregoing provisions of this Section 24.13.

Section 24.14                                ERISA.  Tenant hereby represents and warrants to Landlord that (i) Tenant is not a “party in interest” (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any retirement or pension plan of the Metropolitan Life Insurance Company, and (ii) no portion of or interest in the Lease will be treated as a “plan asset” within the meaning of Regulation 29 CFR Section 2510.3-101 issued by the Department of Labor.

ARTICLE 25

OPTIONS TO RENEW

Section 25.1                                Grant of Option.  Landlord hereby grants to Tenant two (2) options (each, an “Option”; collectively, the “Options”) to extend the Term of this Lease, each for an additional five (5) years (each, a “Renewal Term”; collectively, the “Renewal Terms”) upon and subject to the terms and conditions set forth in this Lease.  Tenant shall have no right to extend the Term except as provided herein.  The Options shall be personal to United Natural Foods, Inc. and to any entity controlling, controlled by or under common control with United Natural Foods, Inc. (collectively, “Affiliates”), and shall not be transferable or assignable to any other assignee of the Lease.  Each of the Options shall be exercised, if at all, by Tenant’s delivery of written notice of exercise to Landlord no later than nine (9) months nor earlier than twelve (12) months prior to the expiration date of the initial Term or the first Renewal Term, as applicable.  The Fixed Rent to be paid by Tenant during the Renewal Terms shall be as set forth in Article 1.  If (i) Tenant is in default under any of the terms, covenants, or conditions of this Lease or (ii) Tenant and/or Affiliates do not occupy, in the aggregate, all of the Demised Premises, either at the time Tenant exercises the applicable Option or at any time thereafter prior to the commencement date of the applicable Renewal Term, then in each case, Tenant’s exercise of the applicable Option shall be of no force and effect and Tenant shall have no rights hereunder to extend the Term.

ARTICLE 26

ABATEMENT OF RENT

Section 26.1                                Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Demised Premises or any portion thereof as a result of Landlord’s failure to provide Tenant with services or access to the Demised Premises and/or the Building as required by this Lease, which is caused by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors, then Tenant shall give Landlord written notice of any such event and if such event continues for three (3) consecutive business days after Landlord’s receipt of such notice (the “Eligibility Period”), then the Fixed Rent and Additional Rent payable under this Lease shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be prevented from using, and does not use, the Demised Premises or a portion thereof in the proportion that the floor area of the portion of the Demised Premises that Tenant is prevented from using, and does not use, bears to the total floor area of the Demised Premises (i.e., 613,174 square feet).  However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the

Demised Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Demised Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Fixed Rent and Additional Rent for the entire Demised Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Demised Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the floor area of such reoccupied portion of the Demised Premises bears to the total floor area of the Demised Premises, shall be payable by Tenant from the date such business operations commence.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

TENANT: UNITED NATURAL FOODS, INC., a Delaware corporation		LANDLORD: CACTUS COMMERCE, LLC, a Delaware limited liability company By: BlackRock Realty Advisors, Inc., its manager
By:	/s/ Mark Shamber	By:	/s/ Robert D. Norberg
	Mark Shamber	Name:	Robert D. Norberg
	Chief Financial Officer	Title:	Director

EXHIBIT A

SITE PLAN SHOWING LOCATION OF BUILDING

www . March Commerce Center . com

613,174 Sq. Ft. Available

22150 Goldencrest Drive
Moreno Valley, California
150'
1298'
490'
50'
Typical
52'
140'
330'
NOT A PART
NOT A PART
Goldencrest Drive
Commerce Center Drive

Pacific Ocean
SITE

...rces we deem reliable. While we have no reason to doubt its accuracy, we do not guarantee it. All offerings are subject to prior sale, lease or withdrawal from the market without notice.

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EXHIBIT B

LEGAL DESCRIPTION OF PROPERTY

PARCEL 7 OF PARCEL MAP NO. 27732, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 195, PAGES 75 TO 79 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

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EXHIBIT C

RULES AND REGULATIONS

1.           No sidewalks or entrance shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Demised Premises, the Building or the landscaping, parking facilities and other improvements and appurtenances.

2.           No awning or other item or projection (including, without limitation, aerials, antennae and satellite dishes) shall be attached to the outside walls or windows of the Building, or affixed to the roof or any other portion of the Building, without the prior written consent of Landlord.  Such awnings and projections must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord.

3.           No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by Tenant, Landlord may remove same without liability, and may charge the expense incurred by such removal to Tenant.

4.           No show cases or other articles shall be put in front of or affixed to, or stored on or about, any part of the exterior of the Building without the prior written consent of Landlord.

5.           Except as otherwise permitted under the Lease or consent to by Landlord, neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Demised Premises or in the Building or the Property any flammable, combustible or explosive fluid, chemical or substance.

6.           No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof; however, the foregoing shall not apply to any card key system which Tenant installs in full compliance with all other provisions of the Lease at its sole expense and with respect to which Landlord is provided with all access cards necessary to fully exercise all of its entry rights under the Lease with respect to the Demised Premises; provided, however that Tenant may upgrade the locks at the Building so long as Tenant provides written notice to Landlord with respect to any such upgrade and immediately provides copies of keys to the new locks.  Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms either furnished to or otherwise procured by Tenant and, in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7.           If the Demised Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Demised Premises by Tenant, its agents, servants, employees, contractors, visitors, or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord.

8.           Tenant shall, to the extent required by any applicable law, install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times property operational)

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fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Demised Premises.

9.           Tenant shall not use the name of the Property for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises, nor shall Tenant use any picture of the Property in its advertising, stationary or in any other manner without the prior written permission of Landlord.  Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

10.           Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord’s judgment may from time to time be needful for the safety, care and cleanliness of the Demised Premises or the Building, or the Property, and any such other or further rules and regulations shall, upon written notice thereof to Tenant, be binding upon Tenant with the same force and effect as if they had been inserted herein at the time of the execution hereof.

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EXHIBIT D

WORK LETTER

This WORK LETTER AGREEMENT (“Agreement”) is being entered into as of December 3, 2007, by and between CACTUS COMMERCE, LLC, a Delaware limited liability company (“Landlord”) and UNITED NATURAL FOODS, INC., a Delaware corporation (“Tenant”), in connection with the execution of the Lease between Landlord and Tenant dated of even date herewith (“Lease”), who hereby agree as follows:

1.           General.

(a)           The purpose of this Agreement is to set forth how the interior improvements in the Demised Premises as set forth on the Construction Documents, as defined below in Section 3(e) (“Tenant Improvements”), are to be designed and constructed, who will be responsible for the design and construction of the Tenant Improvements, who will pay for the design and construction of the Tenant Improvements, and the time schedule for completion of the design and construction of the Tenant Improvements.

(b)           Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meaning as the defined terms in the Lease.

(c)           The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are hereby incorporated into this Agreement.

(d)           Except for the Tenant Improvements to be constructed pursuant to this Agreement, Tenant accepts the Demised Premises in its “as-is” condition and acknowledges that it has had an opportunity to inspect the Demised Premises prior to signing the Lease.

2.           Commencement Date.  The Commencement Date shall be determined in accordance with Section 2.2 of the Lease.

3.           Tenant Improvement Plans.

(a)           Tenant’s Designer.  Tenant shall retain a designer (“Designer”) to prepare Space Plans as defined in Section 3(b) below, and Final Plans as defined in Section 3(c) below for the Tenant Improvements.  The Designer shall be familiar with the Building and with all applicable laws, statutes, codes, rules and regulations (collectively, “Laws”) applicable to tenant construction in the Building and shall be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed and shall be conditioned on the Designer’s reputation for quality of work, timeliness of performance, integrity, and Landlord’s prior experience (if any) with such Designer.  Landlord hereby consents to and approves of ARCO Design/Build as Designer.

(b)           Space Plans.  Tenant shall deliver the Space Plans to Landlord.  Such Space Plans shall be compatible with the design, construction and equipment of the Building, comply with all applicable Laws, and must identify all demising walls, corridors, entrances, exits, doors, interior partitions, offices, dry storage areas and temperature control space and any other information required to obtain a building permit.  Landlord shall approve or disapprove, for reasonable reasons and subject to the Approval Criteria as defined in Section 3(d) below, the Space Plans within five (5) business days after Landlord receives the Space Plans and, if disapproved, Landlord shall return the Space Plans to Tenant, who shall make all necessary revisions within five (5) business days after Tenant’s receipt thereof.  This procedure shall be repeated until Landlord ultimately approves the Space Plans.

(c)           Construction Documents.  After the Space Plans are ultimately approved by Landlord, Tenant shall, subject to (e) below, cause the Designer to prepare a fully coordinated and engineered set of architectural, structural, mechanical, electrical and plumbing final plans and specifications (“Final Plans”) to allow for the full and complete construction of the Tenant Improvements.  Tenant shall then deliver the Final Plans to Landlord.   Landlord shall approve or disapprove, for reasonable reasons and subject to the Approval Criteria, the Final Plans within ten (10) business days after Landlord receives the Final Plans and, if disapproved, Landlord shall return the Final Plans to Tenant who shall make all necessary revisions within five (5) business days after Tenant’s receipt thereof.  This procedure shall be repeated until Landlord ultimately approves the Final Plans.  As approved, the Final Plans, as modified, shall be deemed the “Construction Documents.”  Subject to Section 6(c) below, any and all costs incurred by Tenant and/or Landlord in connection with the preparation, review and approval of the Space Plans and the Final Plans shall be deducted from the Tenant Improvement Allowance set forth below in Section 6(a).  All deliveries of the Space Plans and the Final Plans shall be delivered by messenger service, by personal hand delivery, by overnight parcel service or by electronic delivery.

(d)           Standards for Landlord’s Approval.  Landlord’s approvals required hereunder shall not be unreasonably withheld, but Landlord will be deemed to have acted reasonably if Landlord’s disapproval is predicated upon (i) affect on the structural integrity of the Building, (ii) possible damage to any of the Building’s electrical, plumbing or fire/life safety systems that were in place when the Building was delivered to Tenant, (iii) non-compliance with applicable laws, codes and regulations, (iv) incompatibility with the base building plans, and (v) any material affect on the exterior appearance of the Building or any of the exterior areas of the Property which, in Landlord’s reasonable judgment, is not compatible with a first-class industrial property, it being agreed and understood that this Approval Criteria No. (v) may not be used by Landlord to disapprove Tenant’s construction of any required refrigeration equipment outside the Building so long as any such construction is done in compliance with all applicable Laws (“Approval Criteria”).  While Landlord has the right to approve the Space Plans, Preliminary Plans, Engineering Plans and the Final Plans, Landlord’s sole interest in doing so is to protect the Building and Landlord’s interests.  Accordingly, Tenant shall not rely upon Landlord’s approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such Space Plans, Preliminary Plans, Engineering Plans or Final Plans, or the compliance thereof with applicable Laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

(e)           Design-Build.  Notwithstanding anything to the contrary set forth in (c) above, Landlord and Tenant acknowledge that it is currently anticipated that the Tenant Improvements will be constructed on a “design build” basis.  Accordingly, plans may be submitted to Landlord with respect to portions of the work (e.g., mechanical or electrical or structural) rather than as a complete set of Construction Drawings as contemplated in (c) above.  The procedure set forth in (c) above shall be applicable with respect to any plans which are submitted to Landlord for approval and Tenant may not start construction on any portion of the work until the plans therefor have been approved by Landlord.  Such plans, as approved by Landlord, shall individually and collectively be defined as the Construction Documents for purposes of this Agreement.

(f)           Ammonia Equipment.  Notwithstanding anything to the contrary set forth herein Landlord hereby acknowledges and consents to the installation of ammonia equipment outside of the Building so long as any such installation is done in compliance with Applicable Law.

(g)           4,000 AMP Transformer.  Landlord and Tenant each acknowledges that Tenant intends to have a 4,000 AMP transformer (“Transformer”) installed by Southern California Edison (“Edison”).  In this regard, Landlord and Tenant agree that the costs, if any, incurred in connection with Edison’s installation of the Transformer shall be split 50/50 between Landlord and Tenant; provided, however, that any costs incurred in connection with expediting the installation of the Transformer shall be the sole responsibility of Tenant.

4.           Permits.  Tenant shall be responsible for obtaining all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents.  Thereafter, Tenant shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having authority over the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents and shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all Laws applicable to such construction and the requirements and standards of any generally recognized insurance underwriting board, or inspection bureau or insurance carrier insuring the Demised Premises pursuant to the Lease.

5.           Construction.  Tenant shall employ an outside contractor or contractors of Tenant’s choice (“Contractor”) to construct the Tenant Improvements in substantial conformance with the Construction Documents; provided, however, that such construction contracts shall provide for progress payments, and Tenant shall pay for the entire cost of design and construction of the Tenant Improvements and all permits and governmental review and approval fees in connection therewith, subject to Landlord’s obligation to disburse the Tenant Improvement Allowance in accordance with Section 6 below.  Contractor and the performance of the work shall be subject to the following conditions:

(a)           Contractor shall be duly licensed and subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld and shall be conditioned on the Contractor’s reputation for quality of work, timeliness of performance, integrity and Landlord’s prior experience (if any) with such Contractor.  Landlord hereby consents to and approves ARCO Design/Build as the Contractor

(b)           Landlord or Landlord’s agents shall have the right, upon at least 48 hours’ advance notice (which notice may be oral) and subject to compliance with all on-site safety requirements, to inspect the construction of the Tenant Improvements by Tenant during the progress thereof, it being the intent of the parties hereto that Landlord shall be reasonable in its inspection of the construction of the Tenant Improvements and that Landlord shall recognize, to the extent commercially reasonable and practicable, the necessity of field changes based on field conditions.  If Landlord shall give written notice to Tenant of any material deviation from the Construction Documents, Tenant shall, unless Tenant disagrees with Landlord with respect thereto, cause Contractor to make corrections promptly.  If Tenant disagrees with Landlord’s determination that there has been a material deviation from the Construction Documents, Tenant shall give Landlord written notice thereof within one (1) business day of Tenant’s receipt of Landlord’s notice with respect thereto, and the parties shall negotiate in good faith to resolve their disagreement.  If, however, the parties do not reach agreement within three (3) business days after Landlord’s receipt of Tenant’s notice, then the determination of Landlord’s construction supervisor shall be final.  Neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements erected in accordance with the Construction Documents.

(c)           Tenant shall instruct the Contractor to cause the Tenant Improvements to be completed as soon as reasonably possible.

(d)           Tenant’s construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in strict accordance with the Construction Drawings; and (ii) Tenant’s and Tenant’s Contractor shall, prior to the commencement of any work, submit schedules of all work relating to the Tenant Improvements to Landlord for Landlord’s information only.

(e)           Tenant hereby indemnifies and holds Landlord harmless with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Contractor, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements.  Such indemnity by Tenant, as set forth above, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of  any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Demised Premises; provided, however, that Tenant’s indemnity set forth herein shall not apply to any damages or costs that result from any illegal act performed by Landlord.

(f)           Tenant’s Contractor and the subcontractors utilized by Tenant’s Contractor shall provide the standard and customary warranties to Tenant and for the benefit of Landlord with respect to the portion of the Tenant Improvements for which it is responsible.  Tenant’s Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the substantial completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in  connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(g)           Commencing upon the issuance of a building permit, Landlord and/or its agents (“Landlord’s Representative”) shall have the right to attend any meetings held by Tenant with its Contractor or Designer regarding the progress of the construction of the Tenant Improvements.  Meetings will be held on the first and third Wednesdays of each month at 10 a.m.  At Tenant’s request, other than at such meeting, Landlord’s Representative shall make no direct communications whatsoever with Tenant, the Contractor, any subcontractors and/or the Designer; and all communications from Landlord’s Representative shall be made in writing to Landlord who shall convey them in writing to Tenant.  If Landlord’s Representative acts in a manner that is outside the scope of, or not in keeping with, his job description as set forth in this Section 5(g) and that in Tenant’s reasonable judgment is interfering with the construction of the Tenant Improvements, then upon notice from Tenant to Landlord the Landlord’s Representative shall be replaced prior to the next bi-monthly meeting.

(h)           Within ten (10) days following the completion of the Tenant Improvements, Tenant shall notify Landlord of the completion thereof and shall provide Landlord an opportunity to inspect the same.  Within ten (10) days following Tenant’s notice, Landlord (or its representative) shall walk through and inspect the Tenant Improvements, and upon the completion of such walk-through shall either approve such work or advise Tenant in writing of any failure of the Tenant Improvements to conform with the Construction Documents.  Tenant shall, at Tenant’s sole cost and expense, promptly repair such nonconforming items to Landlord’s satisfaction.  Landlord’s approval of the Tenant Improvements, or Landlord’s failure to advise Tenant of any nonconforming items in the Tenant Improvements, shall not relieve Tenant of responsibility for constructing and installing the Tenant Improvements substantially in accordance with the Construction Drawings and this Agreement, and in conformance with all applicable laws, statutes and ordinances.

(i)           Upon completion of the Tenant Improvements, Tenant shall:  (i) obtain and deliver to Landlord a certificate of occupancy for the Tenant Improvements from the governmental agency having jurisdiction thereof; (ii) deliver to Landlord a full set of reproducible as-built drawings for the Tenant Improvements (including all Change Orders) to the extent applicable, including, without limitation, architectural drawings, structural drawings, mechanical drawings, including plumbing, fire sprinkler, electrical and life safety; (iii) obtain and deliver to Landlord the building permit or permits for the Tenant Improvements with final sign-off by the applicable governmental entity; (iv) complete Landlord’s punch list items provided by Landlord to Tenant in accordance with (h) above; and (v) deliver to Landlord copies of all written construction and equipment warranties related to the portions of the Tenant Improvements involving Building systems or those portions of the Demised Premises Landlord is required to maintain or repair under the Lease.

(j)           Tenant agrees to (A) fully pay and discharge all claims for labor done and materials and services furnished in connection with the construction of the Tenant Improvements and (B) immediately upon Landlord’s request cooperate with Landlord in connection with the filing of (i) a valid notice of completion on the standard form used in California within ten (10) days following the completion of construction of the Tenant Improvements, and (ii) a valid notice of cessation on the standard form used in California upon a cessation of labor of the

Tenant Improvements for a continuous period of thirty (30) days or more, and (C) take all steps to forestall the assertion of claims of lien against the Property or any part thereof or right or interest appurtenant thereto by contractors retained by Tenant in connection with the Tenant Improvements.  In the event that there shall be recorded against the Demised Premises or the Building or the Property any claim or lien arising out of the Tenant Improvements, and such claim or lien shall not be removed from title or discharged within the time period specified in Section 8.3 of the Lease, then Landlord may exercise its right to remove said liens in accordance with Section 8.3 of the Lease.

6.           Tenant Improvement Allowance.

(a)           Tenant Improvement Allowance.  Landlord will pay $2,452,696.00 (“Tenant Improvement Allowance”) toward the cost of the design, construction and permitting (only to the extent set forth herein) of the Tenant Improvements and for the review and approval of the Space Plans and Final Plans, including Landlord’s costs with respect thereto as set forth in Section 6(c) below.  Landlord will pay the Tenant Improvement Allowance to Tenant within thirty-five (35) days after all of the following have occurred: (i) Tenant has submitted a final request for disbursement on the standard AIA form, (ii) a certificate of occupancy for the  Demised Premises has been issued, (iii) a notice of completion has been duly recorded with respect to the Tenant Improvements, (iv) no lien claim shall have been recorded within the thirty (30) day period following such recordation (or if there be a lien claim, such lien shall have been removed) and (v) Landlord’s receipt of an unconditional mechanics’ lien release from the Contractor.  In the event the cost of the design and construction of the Tenant Improvements is less than the Tenant Improvement Allowance, the difference shall be retained by Landlord.

(b)           Change Orders.  In the event that Tenant requests or approves of any “material changes” to the Construction Documents (each, a “Change Order”), Landlord shall not unreasonably withhold its consent to any such Change Order, but subject to the Approval Criteria listed in Section 3(d) above.  If any such Change Orders, as approved by Landlord, increase the cost of constructing the Tenant Improvements as shown on the Construction Documents in excess of the Tenant Improvement Allowance, Tenant shall pay such increased costs.  For purposes of this Section 6(b), a “material change” shall be one that involves a change to any of the structural elements or building systems of the Building, the exterior of the Building or any exterior areas of the Property or that will cost in excess of $50,000.00.

(c)           Landlord’s Costs.  Landlord shall in connection with Landlord’s obligations set forth in Section 3 with respect to reviewing and approving the Space Plans and Final Plans and in Section 6 with respect to inspecting and supervising the construction of the Tenant Improvements be reimbursed for all of its costs incurred in connection with such review, approval, inspection and supervision (including services performed in-house to the extent the costs are not in excess of costs that would have been incurred if such services were performed by independent third parties), which reimbursement shall be accomplished by Landlord deducting such amount from the Tenant Improvement Allowance; provided, however, in no event shall Tenant’s reimbursement obligation under this Section 6(c) exceed $20,000.

7.           Default.  Any default by Tenant under the terms of this Agreement shall, if not cured within five (5) days after written notice from Landlord, constitute a default under the Lease to which this Agreement is attached, and shall entitle Landlord to exercise all remedies set forth in the Lease.  Tenant shall have any and all rights to remedy such default pursuant to the provisions of the Lease.

8.           Reasonable Diligence.  Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Agreement and in proceeding with the construction and completion of the Tenant Improvements in the Demised Premises.

9.           Insurance Requirements.

(a)           General Coverages.  All of Tenant’s Contractors shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article XI of the Lease.

(b)           Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article VI of this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Contractors shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article VI of this Lease.

(c)           General Terms.  Certificates for all insurance carried pursuant to this Work Letter must comply with the requirements of Article VI of the Lease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Contractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for three (3) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 10 shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor.  All insurance, except Workers’ Compensation, maintained by Tenant’s Contractors shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LANDLORD:

CACTUS COMMERCE, LLC,
a Delaware limited liability company

By:	BlackRock Realty Advisors, Inc., its Manager

By:
Its:

TENANT:

UNITED NATURAL FOODS, INC.,
a Delaware corporation

By:	/s/ Mark Shamber

Mark Shamber, Chief Financial Officer

EXHIBIT E

LIST OF INITIAL INSTALLATIONS WHICH

TENANT WILL NOT HAVE TO REMOVE

•      Any standard office improvements

•      Any restrooms

•	Structural improvements made to roof structure to support equipment approved by Landlord

•	Electrical improvements approved by Landlord

•
Concrete slab associated with freezer section of tenant improvements and all under slab insulation and piping.  If glycol is used as the underslab warming system, then Tenant agrees that piping will be drained and capped below slab upon termination of this Lease

•	Data cabling and phone cabling throughout Demised Premises

•	Modifications to sprinkler system required to meet code and/or insurance requirements which are approved by Landlord

•	Dock equipment including dock levelers, shelters, lights, etc.

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EXHIBIT F

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